Exhibit 5.1
[Dreier LLP letterhead]
July 31, 2008
Electro-Optical Sciences, Inc.
3 West Main Street, Suite 201
Irvington, New York 10533

Re:	Registration Statement on Form S-3 — Registration No. 333-151935
Ladies and Gentlemen:
     You have requested our opinion with respect to certain matters in connection with the sale by Electro-Optical Sciences, Inc., a Delaware corporation (the “Company”), of up to 2,088,451 shares of common stock, $0.001 par value per share, of the Company (the “Company Shares”) pursuant to the Registration Statement on Form S-3, Registration No. 333-151935, filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 26, 2008 (the “Registration Statement”). The prospectus dated July 7, 2008 filed with the Registration Statement is hereinafter referred to as the Base Prospectus. The prospectus supplement dated July 31, 2008, in the form filed with the Commission under Rule 424(b) promulgated under the Securities Act of 1933, as amended, is hereinafter referred to as the Prospectus Supplement.
     In connection with this opinion, we have examined and relied upon the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Company’s certificate of incorporation and bylaws, as amended, and the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.
     Based on the foregoing, it is our opinion that the Company Shares, when issued and sold in the manner described in the Registration Statement and the related Base Prospectus and the Prospectus Supplement, will be validly issued, fully paid and nonassessable.

Electro-Optical Sciences, Inc.
July 31, 2008

     We consent to the use of this opinion as an exhibit incorporated by reference in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Base Prospectus and the Prospectus Supplement.

Very truly yours,
/s/ Dreier LLP